EXHIBIT 99.1

SILVERSTAR RESOURCES ANNOUNCES ACQUISITION OF PRODUCING OIL PROPERTIES

Henderson NV, April 20, 2015 – Silverstar Resources, Inc. (“Silverstar” or “the Company”) (OTC.BB: SLVM) is pleased to announce the acquisition two producing oil properties in Alberta, Canada.

“The acquisition of these properties with production of 40 barrels per day equivalent embarks the Company on its producing energy acquisition plan,” stated Jared Robinson, President and CEO of Silverstar. Robinson further states, “Along with this acquisition, the Company is already looking at additional properties to acquire.”

About Silverstar Resources, Inc.:

Silverstar is aggregating producing oil properties in North America. The Company plans to acquire further producing energy properties with ongoing production and the potential to stimulate some properties to further enhance their production and cash flows.

Safe Harbor:

This news release contains “forward-looking statements” as that term is defined in the United States Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements, including beliefs, plans, expectations or intentions regarding the future, and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors, such as the inherent uncertainties associated with new business opportunities and development stage companies. We assume no obligation to update the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that they will prove to be accurate.

Contact:

Silverstar Resource, Inc.

Lowell Holden, CFO

Phone: (612) 961-5656

Fax: (612) 486-7055

Email: ltholden@comcast.net